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                                                                     EXHIBIT 4.4


                  CERTIFICATE OF THE DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL OR
                 OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS,
                    LIMITATIONS OR RESTRICTIONS THEREOF, OF

                      ____________________ PREFERRED STOCK

                                       OF

                              FORD HOLDINGS, INC.


           Pursuant to Section 151(g) of the General Corporation Law
                            of the State of Delaware



              FORD HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was adopted by the Board of Directors and by the Certificate of Designations Committee, pursuant to authority conferred on the Certificate of Designations Committee by the Board of Directors:

              RESOLVED, that a series of preferred stock, par value $1.00 per share, of the Corporation is hereby created and established, and the amount thereof and the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof are hereby fixed as follows:

              1. Designation; Amount and Series. The series of Preferred Stock created hereby shall comprise _____ shares [,each share a series,] designated as "_________________ Preferred Stock" (referred to herein as the "_________ Preferred Stock"). [Each share shall constitute a series, and there shall be ___ groups each comprising _____ series (each group a "Series"), such Series to be designated the ___________________ Preferred Stock, series __-1 through __-__ (hereinafter referred to as "Series __")[, _______________ Preferred Stock, series __-1 through __-__ (hereinafter referred to as "Series __")] [add additional Series as applicable].]

              2. Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

              "Affiliate" shall mean any Person controlled by, in control of, or under common control with, the Corporation.

              "Board of Directors" shall mean the Board of Directors
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       of the Corporation or, unless the context otherwise requires, an authorized committee thereof.

              ["Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in the State of New York are authorized or obligated by law or executive order to close.]

              "Cash-Out Merger" shall have the meaning specified in Section [7](b) hereof.

              "Certificate of Designations Committee" shall mean the committee of the Board of Directors on which the Board of Directors has conferred authority to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of ____________ Preferred Stock.

              "Common Stock" shall mean all shares now or hereafter issued of the class of common stock of the Corporation presently authorized and any other shares of stock into which such stock may hereafter be exchanged from time to time.

              "Corporation" shall mean Ford Holdings, Inc., a Delaware corporation, or its successor.

              "Date of Original Issue" shall mean, as to any share, the date on which the Corporation initially issues such share [; provided, however, that any share issued prior to ___________ shall be deemed to have a Date of Original Issue that is the first date on which any shares of _________ Preferred Stock shall have been issued].

              "Default Period" shall have the meaning specified in Section [8](c)(i) hereof.

              ["Dividend Payment Date" shall have the meaning specified in
       Section 3(a) hereof.]  [Applicable to Alternate 1 of Section 3.]

              ["Dividend Payment Date" shall mean, with respect to each share of ______________ Preferred Stock, the first Business Day of the Subsequent Dividend Period immediately following the end of each Dividend Period applicable thereto, regardless of its length. [Further definition applicable to Auction Stock or Remarketed Stock.]] [Applicable to Alternate 2 of Section 3.]

              ["Dividend Periods" shall mean quarterly dividend
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       periods commencing on the first day of _____, _____, _____ and _____ of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the Initial Dividend Period)]. [Applicable to Alternate 1 of Section 3.]

              ["Dividend Period" and "Dividend Periods" shall mean, as to each share of ___________________ Preferred Stock, each period, to which one or more Dividend Payment Dates may relate, with respect to which dividends on such share shall accumulate and be payable, each such Dividend Period to be determined pursuant to either the Auction Method or the Remarketing Method.] [Applicable to Alternate 2 of Section 3.]

              ["Dividend Rate" and "Dividend Rates" shall mean, as to each share of _____________ Preferred Stock, the rate at which dividends accumulate and are payable on such share during a Dividend Period, each such Dividend Rate to be determined pursuant to either the Auction Method or the Remarketing Method.] [Applicable to Alternate 2 of
       Section 3.]

              "Flexible Rate Auction Preferred Stock" shall mean the Flexible Rate Auction Preferred Stock (Exchange), Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I, Series J and Series K, par value $1.00 per share, liquidation preference $100,000 per share, of the Corporation.

              "Holder" or "holder" shall mean, when used with respect to the ____________ Preferred Stock, the Flexible Rate Auction Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, [list other outstanding series of Preferred Stock, as applicable], the Parity Preferred or the Voting Preferred, the holder of such shares as the same appears on the Stock Books.

              "Initial Dividend Period" shall mean the period commencing on the Date of Original Issue and ending on (and including) the day preceding the first day of the next succeeding Dividend Period, unless the Date of Original Issue occurs after the record date for the Dividend Payment Date occurring in such Dividend Period and prior to the first day of such Dividend Period [or occurs prior to __________], in which case the Initial Dividend Period shall end on (and include) the day preceding the first day of the second next succeeding Dividend Period.

              "Junior Liquidation Stock" shall have the meaning
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              specified in Section [7](a) hereof.

              "Junior Stock" shall have the meaning specified in Section 3[(c)] hereof.

              "Liquidation Preferred" shall have the meaning specified in Section [7](d) hereof.

              ["Merger Premium" shall mean a premium payable in respect of shares of ______________ Preferred Stock if, and in the amount, determined by ______________, under circumstances set forth in Section [8](e)(iii) hereof upon the consolidation or merger of the Corporation with or into any other corporation.]

              "Outstanding" shall mean, as of any date, shares of _________________ Preferred Stock, Voting Preferred or Parity Preferred, as the case may be, theretofore issued by the Corporation except, without duplication, (i) any shares of ___________ Preferred Stock, Voting Preferred or Parity Preferred, as the case may be, theretofore cancelled or delivered for cancellation by the Corporation, (ii) any shares of __________ Preferred Stock, Voting Preferred or Parity Preferred, as the case may be, represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation and (iii) any shares of _________ Preferred Stock, Voting Preferred or Parity Preferred, as the case may be, held by the Corporation as treasury stock.

              "Parity Preferred" shall have the meaning specified in Section [8](a) hereof.

              "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity.

              "Regular Preferred Directors" shall have the meaning specified in Section [8](a) hereof.

              "Series A Preferred Stock" shall mean the Series A Cumulative Preferred Stock, par value $1.00 per share, liquidation preference $100,000 per share, of the Corporation.

              "Series B Preferred Stock" shall mean the Series B Cumulative Preferred Stock, par value $1.00 per share, liquidation preference $100,000 per share, of the Corporation.

              ["___________ Preferred Stock" shall mean the [describe any other outstanding series of Preferred Stock] of the Corporation.]

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              "Special Preferred Directors" shall have the meaning specified in
       Section [8](c)(i) hereof.

              "Stock Books" shall mean the stock transfer books of the Corporation maintained by the Corporation or any agent of the Corporation.

              ["Subsequent Dividend Period" and "Subsequent Dividend Periods" shall mean, for each share of ______________ Preferred Stock, each Dividend Period applicable thereto other than the Initial Dividend Period applicable thereto.]

              "Transfer Agent" shall mean ______________ or such other agent or agents of the Corporation as may be designated by the Board of Directors as transfer agent for the __________ Preferred Stock.

              "Voting Preferred" shall have the meaning specified in Section [8](b) hereof.

[Additional definitions applicable to Auction Method, Remarketing Method or other methods of determining entitlement to and amount of dividends, and any other terms of the ________________ Preferred Stock, may be inserted.]

              3. Dividends. [Alternate 1] [(a) The holders of shares of ______________ Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the rate per annum of $______ per share of _________ Preferred Stock. Dividends on the __________ Preferred Stock shall be cumulative from the Date of Original Issue, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors on the first Business Day of ______, _____, _______ and ________ of each year (each a "Dividend Payment Date"), commencing on the Dividend Payment Date next succeeding the Date of Original Issue (unless the Date of Original Issue occurs after the record date for such Dividend Payment Date and prior to such Dividend Payment Date [or occurs prior to __________], in which case commencing on the second Dividend Payment Date next succeeding the Date of Original Issue), or at such additional times and for such interim periods, if any, as determined by the Board of Directors. Each such dividend shall be payable in arrears to Holders of shares of the _______ Preferred Stock as they appear on the Stock Books at the close of business on such record dates, not more than 60 days preceding the payment dates
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thereof, as shall be fixed by the Board of Directors.  Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors.

              (b) The amount of dividends payable for each full Dividend Period on the ___________ Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the __________ Preferred Stock (including the Initial Dividend Period, if applicable), shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of _________ Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the _________ Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the _________ Preferred Stock which may be in arrears.]

              [Alternate 2] [(a) Dividends on each share of ______________ Preferred Stock shall accumulate from the Date of Original Issue thereof and shall be payable on the last Dividend Payment Date with respect to each Dividend Period applicable thereto, regardless of its length, and on each additional Dividend Payment Date, if any, for such share. The Dividend Rate for shares of each Series of _________________ Preferred Stock for the Initial Dividend Period with respect to such Series shall be ____% per annum for Series __[, ___% per annum for Series __] [add additional Series as applicable]. Thereafter, the determination of the duration of each subsequent Dividend Period with respect to each share of __________________ Preferred Stock and the Dividend Rate and each Dividend Payment Date for such Subsequent Dividend Period shall be determined by either the Auction Method or the Remarketing Method.] [Description of Auction Method and Remarketing Method.]

              [Alternate 3] [Description of alternate method of determining entitlement to and amount of dividends, and any other terms of the _______________ Preferred Stock.]

              [(c)] So long as any shares of __________ Preferred Stock are Outstanding, the Corporation shall not declare, pay or set apart for payment any dividend (other than a dividend in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or Junior Stock (as defined below)) or other distribution in respect of its Common Stock or any other stock of the Corporation ranking junior to the shares
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of _________ Preferred Stock as to dividends or upon liquidation ("Junior
Stock"), or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of its Common Stock or Junior Stock (except by conversion into or exchange for other shares of Common Stock or Junior Stock) unless full cumulative dividends on all shares of _________ Preferred Stock for all past Dividend Periods shall have been declared and paid (or declared and a sum sufficient for the payment of the dividends set apart for payment). No dividends shall be declared or paid or set apart for payment on any shares of _________ Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid on each of the shares of _________ Preferred Stock and Parity Preferred through the most recent applicable Dividend Payment Date for such shares.

              [(d)] The Corporation may not purchase or otherwise acquire any shares of _________ Preferred Stock during any period when dividend payments on any Outstanding shares of __________ Preferred Stock or Parity Preferred are in arrears.

              [4. Auction Procedures. If applicable, insert description of Auction procedures.]

              [5. Remarketing Procedures. If applicable, insert description of Remarketing procedures.]

              [6. Miscellaneous. If applicable, insert description of additional provisions relating to Auction and Remarketing procedures.]

              [7]. Rights on Liquidation or Cash-Out Merger. (a) Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of shares of _________ Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before any payment or distribution on the Common Stock or on any other class of stock ranking junior to the shares of _________ Preferred Stock upon liquidation ("Junior Liquidation Stock"), a liquidating distribution in the amount of $100,000 per share, which shall be the liquidation preference of such shares, plus an amount equal to accumulated and unpaid dividends on each such share (whether or not declared) to and including the date of final dissolution. Unless and until payment in full has been made to holders of shares of the _________ Preferred Stock of the liquidating distributions to which they are entitled as provided in this Section [7], no dividends or distributions shall be made to holders of the Common Stock or the Junior Liquidation Stock, no payment or delivery or commitment to make payment or delivery
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of any money or assets to any Affiliate shall be made and no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Stock or the Junior Liquidation Stock. After the payment to holders of shares of _________ Preferred Stock of the full amount of the liquidating distributions to which they are entitled pursuant to the second next preceding sentence, holders of the shares of _________ Preferred Stock (in their capacity as such holders) shall have no right or claim to any of the remaining assets of the Corporation.

              (b) In any merger or consolidation of the Corporation with or into any other corporation, including any Affiliate, or a merger or consolidation of any other corporation, including any Affiliate, with or into the Corporation, which merger or consolidation by its terms provides for the payment of only cash to holders of the _________ Preferred Stock, each holder of _________ Preferred Stock shall be entitled to receive an amount equal to the liquidation preference of the shares of _________ Preferred Stock held by such holder, plus an amount equal to accumulated and unpaid dividends on such shares to and including the date of payment thereof, and no more in exchange for such shares of _________ Preferred Stock (a "Cash-Out Merger").

              (c) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the merger or consolidation of the Corporation with or into any other corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation, voluntary or involuntary, for the purposes of this Section [7]; provided, however, that any Cash-Out Merger shall be deemed to be a liquidation of the Corporation solely for purposes of determining the rights of the holders of shares of _________ Preferred Stock in respect of such Cash-Out Merger.

              (d) If upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to the holders of ________ Preferred Stock and any other preferred stock of the Corporation, including the Flexible Rate Auction Preferred Stock, the Series A Preferred Stock, [and] the Series B Preferred Stock, [and [list other outstanding series of Preferred Stock, as applicable]], ranking upon liquidation on a parity with the ________ Preferred Stock (the "Liquidation Preferred"), shall be insufficient to pay the full amount of the liquidating distributions to which holders of _________ Preferred Stock are entitled pursuant to Section [7](a) above and liquidating distributions to which holders of the Liquidation Preferred are
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entitled, then such assets shall be distributed among the holders of _________
Preferred Stock and Liquidation Preferred ratably in proportion to the full amount of distributions to which each holder of _________ Preferred Stock and Liquidation Preferred would have been entitled.

              [8]. Voting Rights. (a) Election of Directors. Holders of the shares of _______ Preferred Stock and shares of Voting Preferred shall have the right, voting as a single class together with holders of all other shares of preferred stock of the Corporation, including the Flexible Rate Auction Preferred Stock, the Series A Preferred Stock, [and] the Series B Preferred Stock, [list other outstanding series of Preferred stock, as applicable]], ranking on a parity with the shares of _________ Preferred Stock as to the payment of dividends ("Parity Preferred"), to elect a number of directors of the Corporation (the "Regular Preferred Directors") which is equal to the smallest whole number that is not less than 25% of the directors of the Corporation. Holders of all such stock shall vote in such elections on the basis of one vote per $100,000 liquidation preference and not cumulatively and the holder or holders of one-third of the shares of such stock then Outstanding, present in person or by proxy, shall constitute a quorum for the election of directors by them.

              (b) Other Matters. On all matters other than the election of directors as to which stockholders generally have a vote, each share of __________ Preferred Stock and Voting Preferred shall be entitled to such number of votes as determined below and each share of Common Stock will be entitled to one vote. The shares of __________ Preferred Stock shall vote together as a single class with all shares of Common Stock and all other shares of preferred stock, including the Flexible Rate Auction Preferred Stock, the Series A Preferred Stock, [and] the Series B Preferred Stock, [and [list other outstanding series of Preferred Stock, as applicable]], which have all the same voting rights as conferred upon the _________ Preferred Stock in Section [8](a) and this Section [8](b) (the "Voting Preferred"). Holders of shares of __________ Preferred Stock and Voting Preferred shall be entitled to the number of votes determined pursuant to the following formula per $100,000 liquidation preference:

                   X = [(Y divided by .75) minus Y] divided by Z

                   X: number of votes per share of _________ Preferred Stock and Voting Preferred per $100,000 liquidation preference.

                   Y:  number of shares of outstanding Common Stock on the
                   applicable record date.
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              Z:  amount equal to (I) number of shares of Outstanding _________
              Preferred Stock on the applicable record date plus (II) sum of the liquidation preference of all Outstanding Voting Preferred on the applicable record date divided by 100,000.

The Corporation shall mail or cause the Transfer Agent to mail to Holders of shares of _________ Preferred Stock notice of any meeting of stockholders not less than 20 days nor more than 60 days prior to the date fixed for such meeting. Except as provided in Section [8](c), the number of directors of the Corporation shall be determined in accordance with the By-Laws of the Corporation.

              (c) Right to Elect Two Additional Members of the Board of Directors. (i) During any period (referred to herein as a "Default Period") when dividend payments on any shares of ________ Preferred Stock or Parity Preferred for such number of Dividend Periods or portions thereof (or the equivalent thereof in the case of Parity Preferred), which in the aggregate contain at least 540 days, shall not have been paid or declared and a sum sufficient for the payment thereof set aside for payment, then in any such case the number of directors of the Corporation shall automatically be increased by two additional directors and the holders of the shares of _________ Preferred Stock and Parity Preferred shall possess full voting powers (to the exclusion of the holders of all other series and classes of capital stock of the Corporation), voting as a single class, to elect such two directors (the "Special Preferred Directors").

                     (ii) The Default Period and voting rights created by the occurrence of the circumstances described in Section [8](c)(i) shall continue unless and until all accumulated and unpaid dividends on any of the then Outstanding shares of _________ Preferred Stock and Parity Preferred, including in the case of _________ Preferred Stock the accumulated and unpaid dividends for the current Dividend Period, shall have been paid or sufficient funds for the payment thereof shall have been deposited with the Transfer Agent, at which time the voting rights described in Section [8](c)(i) shall cease, subject always, however, to the revesting of such voting power in the holders of all shares of ________ Preferred Stock and Parity Preferred upon the further occurrence of any of the circumstances described in Section [8](c)(i) above.

                     (iii) The term of office of all persons who are directors of the Corporation at the time of the special meeting referred to in Section [8](c)(v) below shall
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       continue, notwithstanding the election of Special Preferred Directors at such meeting by the holders of shares of _________ Preferred Stock and Parity Preferred. The Regular Preferred Directors and the Special Preferred Directors, together with the incumbent directors elected by the holders of the Common Stock, shall constitute the duly elected directors of the Corporation.

                     (iv) Simultaneously with the expiration of the Default Period, the term of office of the Special Preferred Directors elected by the holders of shares of ________ Preferred Stock and Parity Preferred at the special meeting referred to in Section [8](c)(v) below shall terminate, the number of directors of the Corporation shall automatically be decreased by two, only the Regular Preferred Directors and the incumbent directors otherwise elected by the holders of the Common Stock shall constitute the duly elected directors of the Corporation, and the right of the holders of ________ Preferred Stock and Parity Preferred to elect directors during a Default Period as provided above shall cease.

                     (v) Within five days following the accrual of any right of the holders of shares of _________ Preferred Stock and Parity Preferred to elect directors upon the occurrence of a Default Period as described in Section [8](c)(i), the Corporation shall mail or cause to be mailed to the holders of _________ Preferred Stock and Parity Preferred notice of a special meeting of stockholders for a date not less than 20 days nor more than 60 days after the date of such notice. If the Corporation does not mail or cause to be mailed notice of such meeting as provided in the next preceding sentence, a meeting may be called by any holder of ________ Preferred Stock or Parity Preferred. The date on which such right accrued shall be the record date for determining the holders of stock entitled to notice of and to vote at the special meeting. Holders of all such stock shall vote in such elections on the basis of one vote per $100,000 liquidation preference and not cumulatively and the holder or holders of one-third of the shares of such stock then Outstanding, present in person or by proxy, shall constitute a quorum for the election of directors by them. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of such stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors without notice, other than an announcement at the meeting, until a quorum is present.

              (d) Removal of Regular Preferred Directors and Special Preferred Directors. Except as provided in Section [8](c)(iv),
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Regular Preferred Directors and Special Preferred Directors shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of a majority of the Outstanding shares of __________ Preferred Stock, Voting Preferred and Parity Preferred in the case of Regular Preferred Directors, and the holders of a majority of the Outstanding shares of __________ Preferred Stock and Parity Preferred in the case of Special Preferred Directors, in each case, voting together as a single class. Any vacancy in the Board of Directors of the Corporation occurring by reason of such removal or otherwise may be filled by vote of a majority of the Outstanding shares of ________ Preferred Stock, Voting Preferred and Parity Preferred in respect of any Regular Preferred Director and by a vote of a majority of the Outstanding shares of ________ Preferred Stock and Parity Preferred in respect of any Special Preferred Director, in each case, voting together as a single class, in person or by proxy at a special meeting of stockholders called and held in accordance with the provisions set forth above, and, if not so filled, such vacancy shall (subject to the provisions of any applicable law) be filled by a vote of a majority of the remaining Regular Preferred Directors and any Special Preferred Directors.

              (e) Right to Vote in Certain Events. (i) Without the affirmative vote of the Holders of at least two-thirds of the Outstanding shares of ________ Preferred Stock voting in person or by proxy at a special meeting for the purpose, or the unanimous written consent of the Holders of the Outstanding shares of ________ Preferred Stock acting without such a meeting (subject to the provisions of any applicable law), the Corporation may not amend, alter or repeal any provisions of this Certificate of Designations or the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the shares of ________ Preferred Stock. Any increase in the authorized number of any series of capital stock ranking on a parity with the ________ Preferred Stock with respect to the payment of dividends or the distribution of assets, or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of such capital stock or reclassification of any authorized capital stock of the Corporation into any share ranking on a parity with the ________ Preferred Stock with respect to the payment of dividends or the distribution of assets shall be deemed not to affect adversely the preferences, special rights or powers of the shares of ________ Preferred Stock.

                     (ii) Without the affirmative vote of the holders of at least two-thirds of the Outstanding shares of ________
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       Preferred Stock and Parity Preferred, voting together as a single class, in person or by proxy at a special meeting for the purpose, or the unanimous written consent of the Holders of the Outstanding shares of ________ Preferred Stock and Parity Preferred acting without such a meeting (subject to the provisions of any applicable law), the Corporation may not create, authorize or issue shares of any class or series of capital stock ranking senior to the shares of ________ Preferred Stock and Parity Preferred with respect to the payment of dividends or the distribution of assets, or create, authorize or issue any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of capital stock ranking senior to the shares of ________ Preferred Stock and Parity Preferred with respect to the payment of dividends or the distribution of assets or reclassify any authorized capital stock of the Corporation into any shares ranking senior to the shares of ________ Preferred Stock and Parity Preferred with respect to the payment of dividends or the distribution of assets.

                     (iii) Without the affirmative vote of the holders of a majority of the Outstanding shares of ________ Preferred Stock, Voting Preferred and Parity Preferred, voting together as a single class, in person or by proxy at a special meeting for the purpose, or the unanimous written consent of the Holders of the Outstanding shares of ________ Preferred Stock, Voting Preferred and Parity Preferred acting without such a meeting (subject to the provisions of any applicable law), the Corporation may not sell, lease or convey all or substantially all of the assets of the Corporation, or consolidate or merge with or into any other corporation unless, in the case of a consolidation or merger, each holder of shares of ________ Preferred Stock, Voting Preferred and Parity Preferred shall receive, upon such consolidation or merger, an amount in cash equal to the liquidation preference, premium, if any, and accumulated and unpaid dividends through the date of payment of such shares of ________ Preferred Stock, Voting Preferred and Parity Preferred in exchange for such shares of ________ Preferred Stock, Voting Preferred and Parity Preferred.

              (f) No Right to Vote in Certain Events. With respect to any right of the holders of shares of ________ Preferred Stock to vote on any matter, whether such right is created by this Certificate of Designations, by applicable law or otherwise, no Holder of any share of ________ Preferred Stock shall be entitled to vote and no share of ________ Preferred Stock shall be deemed to be Outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed Outstanding for quorum purposes, as the case may be, such share is held beneficially or of record by the Corporation or any Affiliate of the Corporation.

              [9]. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of ________ Preferred Stock as shown on the Stock Books as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

              IN WITNESS WHEREOF, FORD HOLDINGS, INC. has caused this Certificate to be made under the seal of the Corporation and signed by ______________, its ___________, and attested by ___________ , its
____________, this ______ day of __________, 199_.


                                        FORD HOLDINGS, INC.


                                        By _____________________________




(CORPORATE SEAL)


ATTEST:


By ___________________________